EXHIBIT 9


                       DIRECTORS AND EXECUTIVE OFFICERS OF
                        AT&T CORP. AS OF OCTOBER 24, 2001

         The name, position, principal occupation and business address of each executive officer and director of AT&T Corp. is set forth below. Unless otherwise indicated, each occupation set forth opposite an executive officer's name refers to employment with AT&T Corp. Each person listed below is a citizen of the United States.

Name                     Position                         Principal Occupation            Business Address
----                     --------                         --------------------            ----------------
C. Michael Armstrong     Chairman and Chief Executive     Chairman and Chief Executive    c/o AT&T Corp.
                         Officer and Director             Officer and Director            295 North Maple Avenue
                                                                                          Basking Ridge, NJ 07920

J. Michael Cook          Director                         Retired Chairman and CEO,       c/o AT&T Corp.
                                                          Deloitte & Touche LLP           295 North Maple Avenue
                                                                                          Basking Ridge, NJ 07920

Kenneth T. Derr          Director                         Chairman of the Board,          c/o AT&T Corp.
                                                          Retired - Chevron Corporation   295 North Maple Avenue
                                                                                          Basking Ridge, NJ 07920

M. Kathryn Eickhoff      Director                         President, Eickhoff Economics   c/o AT&T Corp.
                                                          Incorporated                    295 North Maple Avenue
                                                                                          Basking Ridge, NJ 07920

George M.C. Fisher       Director                         Retired Chairman and CEO,       c/o AT&T Corp.
                                                          Eastman Kodak Company           295 North Maple Avenue
                                                                                          Basking Ridge, NJ 07920

Amos B. Hostetter, Jr.   Director                         Chairman - Pilot House          c/o AT&T Corp.
                                                          Associates                      295 North Maple Avenue
                                                                                          Basking Ridge, NJ 07920

Shirley A. Jackson       Director                         President, Rensselaer           c/o AT&T Corp.
                                                          Polytechnic Institute           295 North Maple Avenue
                                                                                          Basking Ridge, NJ 07920

Donald F. McHenry        Director                         President, The IRC Group, LLC   c/o AT&T Corp.
                                                                                          295 North Maple Avenue
                                                                                          Basking Ridge, NJ 07920

Louis A. Simpson         Director                         President and CEO - Capital     c/o AT&T Corp.
                                                          Operations of GEICO             295 North Maple Avenue
                                                          Corporation                     Basking Ridge, NJ 07920

Michael I. Sovern        Director                         President Emeritus and          c/o AT&T Corp.
                                                          Chancellor Kent Professor of    295 North Maple Avenue
                                                          Law, Columbia University        Basking Ridge, NJ 07920


Sanford I. Weill         Director                         Chairman and Chief Executive    c/o AT&T Corp.
                                                          Officer - Citigroup Inc.        295 North Maple Avenue
                                                                                          Basking Ridge, NJ 07920

Betsy J. Bernard         Executive Vice President and     Executive Vice President and    c/o AT&T Corp.
                         President and CEO - AT&T         President and CEO - AT&T        295 North Maple Avenue
                         Consumer                         Consumer                        Basking Ridge, NJ 07920

James W. Cicconi         General Counsel and Executive    General Counsel and Executive   c/o AT&T Corp.
                         Vice President - Law &           Vice President - Law &          295 North Maple Avenue
                         Government Affairs               Government Affairs              Basking Ridge, NJ 07920

Nicholas S. Cyprus       Vice President and Controller    Vice President and Controller   c/o AT&T Corp.
                                                                                          295 North Maple Avenue
                                                                                          Basking Ridge, NJ 07920

David W. Dorman          President                        President                       c/o AT&T Corp.
                                                                                          295 North Maple Avenue
                                                                                          Basking Ridge, NJ 07920

Mirian M. Graddick-Weir  Executive Vice President -       Executive Vice President -      c/o AT&T Corp.
                         Human Resources                  Human Resources                 295 North Maple Avenue
                                                                                          Basking Ridge, NJ 07920

Frank Ianna              Executive Vice President and     Executive Vice President and    c/o AT&T Corp.
                         President AT&T Network Services  President AT&T Network          295 North Maple Avenue
                                                          Services                        Basking Ridge, NJ 07920

Richard J. Martin        Executive Vice President -       Executive Vice President -      c/o AT&T Corp.
                         Public Relations and Employee    Public Relations and Employee   295 North Maple Avenue
                         Communications                   Communications                  Basking Ridge, NJ 07920

Charles H. Noski         Senior Executive Vice            Senior Executive Vice           c/o AT&T Corp.
                         President and Chief Financial    President and Chief Financial   295 North Maple Avenue
                         Officer                          Officer                         Basking Ridge, NJ 07920

John C. Petrillo         Executive Vice President -       Executive Vice President -      c/o AT&T Corp.
                         Corporate Strategy & Business    Corporate Strategy & Business   295 North Maple Avenue
                         Development                      Development                     Basking Ridge, NJ 07920

William T. Schleyer      President and CEO - AT&T         President and CEO - AT&T        c/o AT&T Corp.
                         Broadband                        Broadband                       295 North Maple Avenue
                                                                                          Basking Ridge, NJ 07920
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